EMC ENERGIES, INC.

                 U. S. Securities and Exchange Commission
                        Washington, D. C. 20549

                             FORM 8-K

         CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)
                     October 14, 1999


                    Commission File No. 0-5391

                        EMC ENERGIES, INC.
          (Name of Small Business Issuer in its Charter)

              WYOMING                        83-0210365
   (State or Other Jurisdiction of     (I.R.S. Employer I.D. No.)
    incorporation or organization)

                  4685 S. HIGHLAND DR, SUITE 202
                     SALT LAKE CITY, UT 84117
            (Address of Principal Executive Offices)

            Issuer's Telephone Number: (801)274-1011

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter  period  that the Registrant was required to file such reports),  and
(2) has been subject to such filing requirements for the past 90 days.
(1)  Yes  X     No              (2)  Yes  X    No
         ----     ----                  ----      ----

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On October 14, 1999, the management and control of EMC Energies, Inc. changed from Kip Eardley, Shauna Chymboryk and John Chymboryk to Jennifer Ngo, pursuant to a Special Meeting of the Board of Directors of EMC Energies, Inc., whereby Kip Eardley, Shauna Cymboryk and John Chymboryk resigned as officers and directors and Jennifer Ngo was appointed as President/Secretary and Director.

6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

The resignations of Kip Eardley, Shauna Cymboryk and John Chymboryk were not as a result of a disagreement with the Company on any matter relating to the registrant's operations, policies or practices, and neither Kip Eardley, Shauna Cymboryk nor John Chymboryk furnished the Company with a letter describing any such disagreement.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                           EMC ENERGIES, INC.


Date: 12-20-99              By /S/ Jennifer Ngo
                           President and Director